UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 25, 2010

CHINA BAK BATTERY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 8977-0093
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2010, Mr. Jun Zou was appointed as the Chief Financial Officer, Treasurer and Secretary of China BAK Battery, Inc. (the “Company”), effective as of April 1, 2010.  Mr. Zou, age 39, has served as our vice president of strategy since January, 2010.  From January 2009 to December 2009, he was a corporate finance and strategy advisor for businesses and investors in the alternative energy sector.  Prior to that, Mr. Zou served as chief financial officer of GCL Silicon in Hong Kong from May 2008 to December 2008.  He was the Chief Financial Officer for BU Global Technical Services from September 2007 to May 2008 and the Head of Global Customer Financing and Treasury from May 2006 to September 2007 at Huawei Technologies, a large technology company in China.  From August 1999 to May 2006, he served in a number of capacities at Ericsson in the United States and Sweden with increasing managerial responsibilities in customer financing, treasury, corporate finance, and strategic planning.  From March 2005 to May 2006, he served as Controller, Managed Services SBU at Ericsson in Stockholm, Sweden.  From April 2004 to March 2005, Mr. Zou served as Senior Development Executive at Ericsson in Dallas, Texas.  Mr. Zou earned his B.S. in International Business and Economics at Shanghai International Studies University and his MBA at University of Texas.

On March 11, 2010, the Company entered into a nonqualified stock option agreement (the “Stock Option Agreement”) with Mr. Zou to grant an option (the “Option”) to purchase 50,000 shares of the Company’s common stock, at a price of $2.58 per share.  The Option will expire on March 10, 2014, or in the event of Mr. Zou’s termination of service to the Company, or any earlier date provided for under the Company’s stock option plan. The Option vests over a period of two years, in two equal installments, beginning on each anniversary of the grant day, except that the Option will vest immediately in full upon the Company’s consummation of a merger, consolidation or sale of all or substantially all of its business or assets. The Option is not transferable except in certain limited circumstances, and may only be exercised by Mr. Zou or his legally authorized representative during Mr. Zou’s lifetime.  This brief description of the terms of the Stock Option Agreement is qualified by reference to the provisions of this agreement.  The Stock Option Agreement is included as Exhibit 10.1 to this Report, and is hereby incorporated by reference herein. No other material plan, contract or arrangement, or material amendment thereto, was entered into in connection with this appointment. No other grant or award or modification thereto occurred under any plan, contract or arrangement in connection with this appointment.

There are no arrangements or understandings between Mr. Zou and any other persons pursuant to which he was selected as Chief Financial Officer, Treasurer and Secretary.  There have been and are no transactions, relationships or arrangements in which Mr. Zou has or had an interest requiring disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Zou and any other director or executive officer of the Company.

In connection with the appointment of Mr. Zou, Mr. Tony Shen will step down from his position as the Chief Financial Officer, Treasurer and Secretary of the Company as of April 1, 2010.  Mr. Shen will remain as a consultant to the Company until April 25, 2010 in order to ease the transition for the new Chief Financial Officer.

In addition, on March 25, 2010, the Company issued a press release announcing the management changes described above.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.1	Nonqualified Stock Option Agreement between the Registrant and Jun Zou, dated as of March 11, 2010
99.1	Press Release dated as of March 25, 2010

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: March 25, 2010	By:	/s/ Tony Shen
Tony Shen
Chief Financial Officer

EXHIBITS

Exhibit	Description
10.1	Nonqualified Stock Option Agreement between the Registrant and Jun Zou, dated as of March 11, 2010
99.1	Press Release dated as of March 25, 2010